[GRAPHIC OMITTED]   CONTACTS

FOR IMMEDIATE RELEASE         Marc J. Gabelli        Hugh Ryan
October 7, 2004               Lynch Corporation      Ryan Wellnitz & Associates
                              401.453.2007           401.246.2300
                                                     hryan@ryanwellnitz.com

LYNCH CORPORATION ANNOUNCES MANAGEMENT CHANGES

PROVIDENCE,  R.I.,  Oct.  7 - Lynch  Corporation  announced  today  that John C.
Ferrara has been  elected  President  and Chief  Executive  Officer and succeeds
Richard E. McGrail.  Mr. McGrail will remain an adviser to the company to assist in the closing of the previously announced acquisition of Piezo Technology, Inc.
and to ensure a smooth management transition.

"During  his  tenure,  Richard  initiated  numerous  changes  to  the  company's operations that resulted in improved operating  performance and we want to thank him for his service," said Marc Gabelli, Chairman of Lynch Corporation.

John C.  Ferrara,  a senior  executive  with more than 25 years of experience in
operations,   acquisitions,   financing,   business  development  and  strategic
planning, was elected to the Lynch Corporation Board of Directors in July, 2004.

"We are  pleased  to have  John  join  our  team,"  Mr.  Gabelli  said.  "John's broad-based  business background will be helpful as we set a course to grow this company and build long-term shareholder value."

Mr. Ferrara was the President and CEO of Space Holding  Corporation  until March
2002,  and the Chief  Financial  Officer from November 1999 to December 2000. He was the Executive  Vice  President and Chief  Financial  Officer of Golden Books
Family  Entertainment,  Inc.  from 1998 to 1999,  and Vice  President  and Chief
Financial  Officer of Renaissance  Communications  Corp.  from 1989 to 1997. Mr.
Ferrara previously held financial positions at the American Express Company, the
National Broadcasting Company and Deloitte & Touche LLP.

Lynch Corporation is a multi-industry company that manufactures a broad range of capital  equipment  and  custom-designed  electronic  components.  The company's shares are traded on the American Stock Exchange under the symbol LGL.

For  more  information,   contact  Marc  Gabelli  or  John  C.  Ferrara,   Lynch
Corporation, 50 Kennedy Plaza #1250, Providence, RI 02903. (401) 453-2007.

FORWARD LOOKING STATEMENT

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING  INFORMATION WITHIN THE MEANING OF
THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995, AS AMENDED,  INCLUDING,
WITHOUT  LIMITATION,  THE PERFORMANCE OF THE CORPORATION'S  BUSINESSES,  CERTAIN
COST  SAVINGS,  AND  OTHER  POSSIBLE  OPERATIONAL  IMPROVEMENT.   IT  SHOULD  BE
RECOGNIZED THAT SUCH INFORMATION IS BASED UPON CERTAIN ASSUMPTIONS,  PROJECTIONS
AND FORECASTS INCLUDING,  WITHOUT LIMITATION,  BUSINESS CONDITIONS AND FINANCIAL
MARKETS, THE CORPORATION'S  INTERNAL PROJECTIONS,  AND THE CAUTIONARY STATEMENTS
SET FORTH IN THE DOCUMENTS  FILED BY THE LYNCH  CORPORATION  WITH THE SECURITIES
AND  EXCHANGE   COMMISSION.   AS  A  RESULT,  SUCH  INFORMATION  IS  SUBJECT  TO
UNCERTAINTIES, RISKS AND INACCURACIES, WHICH COULD BE MATERIAL.

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